UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2006 (February 1, 2006)

Artesyn Technologies, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-4466	59-1205269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7900 Glades Rd., Suite 500, Boca Raton, Florida	33434-4105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 451-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On February 1, 2006, Artesyn Technologies, Inc., a Florida corporation (“Artesyn”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Emerson Electric Co., a Missouri corporation (“Emerson”) and Atlanta Acquisition Sub, Inc., a Florida corporation and a wholly owned subsidiary of Emerson (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Artesyn (the “Merger”), with Artesyn continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Emerson.

At the effective time of the Merger, each share of Artesyn common stock issued and outstanding immediately prior to the effective time of the Merger will be automatically converted into the right to receive $11.00 in cash. Also at the effective time of the Merger, each outstanding option to purchase shares of Artesyn common stock will be converted into the right to receive in cash, without interest, the product of (a) the excess, if any, of $11.00 over the exercise price of such option and (b) the number of shares of Artesyn common stock then subject to such option. Lastly, after the effective time of the Merger, Artesyn’s convertible notes will be converted into the right to receive $11.00 for each share of Artesyn common stock that such notes were otherwise convertible into before the effective time of the Merger.

Artesyn’s and Emerson’s respective obligations to consummate the Merger are subject to customary closing conditions, including, among other others, (i) approval by Artesyn’s stockholders, (ii) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as under comparable laws in Germany, (iii) the absence of certain other legal impediments to the consummation of the Merger, (iv) the accuracy of the representations and warranties made by the other party under the Merger Agreement, (v) performance of the other party’s obligations under the Merger Agreement and (vi) the absence of a material adverse effect on the business of Artesyn and its subsidiaries, taken as a whole.

The Merger Agreement contains certain termination rights for both Artesyn and Emerson, and provides that, upon the termination of the Merger Agreement by either party under specified circumstances, Artesyn will be required to pay Emerson a termination fee of $15 million and reimburse Emerson for its expenses incurred in connection with the transaction, up to $2.5 million. The Merger Agreement further provides that, upon the termination of the Merger Agreement by either party under one limited circumstance, Emerson will be required to pay Artesyn a termination fee of $15 million.

Artesyn has made certain customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the effective time of the Merger (the “Interim Period”), (ii) not to engage in certain kinds of transactions during the Interim Period, (iii) to cause a meeting of Artesyn’s stockholders to be held to consider the adoption of the Merger Agreement and (iv) through Artesyn’s board of directors, to recommend the adoption of the Merger Agreement to Artesyn’s stockholders. In addition, Artesyn has made certain additional customary covenants, including, among others, covenants not to (a) solicit proposals for alternative business combination transactions or (b) subject to the fiduciary duties of Artesyn’s board of directors, enter into discussions regarding alternative business combination transactions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Artesyn and its affiliates or Emerson and its affiliates. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement and that modify, qualify and create exceptions to the representations and warranties contained in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of the Merger Agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters and (iii) they are modified in important part by the underlying disclosure schedules. The disclosure schedules contain information that has been included in Artesyn’s prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Artesyn’s public disclosures.

Voting Agreements

Concurrent with the execution of the Merger Agreement, (i) all directors of Artesyn holding shares of Artesyn common stock or options to purchase shares of Artesyn common stock, (ii) Gary Larsen, Artesyn’s Chief Financial Officer, Vice President – Finance and Secretary and (iii) JANA Partners LLC, Artesyn’s largest stockholder, entered into voting agreements with Emerson. Pursuant to the voting agreements, those stockholders have agreed to vote their shares of Artesyn common stock in favor of the Merger and have granted Emerson a proxy to vote their shares at any Artesyn stockholder meeting convened to consider the Merger. Shares of Artesyn common stock beneficially owned by the directors of Artesyn, Mr. Larsen and JANA Partners LLC constituted approximately 20% of the total issued and outstanding shares of Artesyn common stock as of the close of business on January 27, 2006. A copy of the form of voting agreement entered into by Artesyn’s directors and Mr. Larsen is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Loan and Security Agreement

On February 2, 2006, Artesyn, Artesyn North America, Inc., Artesyn Communication Products, Inc. and Bank of America, N.A. (“Lender”), as successor in interest to Fleet Capital Corporation entered into Amendment No. 3 to the Loan and Security Agreement, dated as of March 28, 2003, between the parties. Under the original terms of the Loan Agreement, Artesyn agreed to pledge 65% of the equity interests of its First Tier Foreign Subsidiaries (as defined therein) to the Lender. Pursuant to Amendment No. 3, Artesyn now has pledged 60% of the equity interests of Artesyn Technologies Japan KK, a Japanese company, and 65% of the equity interests of Artesyn Communication Products Scandinavia AB, a Swedish company, to the Lender. The amendment also makes modifications to the Loan Agreement to reflect Bank of America, N.A., as the successor in interest to Fleet Capital Corporation.

Proxy Information

This Form 8-K is being filed with the Securities and Exchange Commission (the “SEC”) in accordance with Rule 14a-12 of the Securities Exchange Act of 1934, as amended. Neither this Form 8-K nor any of the Exhibits attached hereto are intended to be a proxy solicitation. The information contained in this Form 8-K is summary in nature and does not provide all of the important information with respect to the Merger.

Artesyn plans to file a proxy statement and other documents with the SEC regarding the Merger. At such time, a definitive proxy statement will be sent to Artesyn’s stockholders, seeking their approval of the Merger and the Merger Agreement. A copy of the proxy statement, when it is available, and any other relevant documents filed by Artesyn with the SEC, will be available free of charge at the SEC’s website, www.sec.gov and at the Investor Relations page of Artesyn’s website, www.artesyn.com. Copies of the proxy statement and other documents filed by Artesyn with the SEC may also be obtained free of charge by directing requests in writing to the Investor Relations department of Artesyn, 7900 Glades Road, Suite 500, Boca Raton, Florida, 33434, or by calling (561) 451-1000. Artesyn stockholders are urged to read the proxy statement when it becomes available because it will contain important information.

Artesyn and its directors, officers and certain of its employees may be deemed to be participants in the solicitation of proxies of Artesyn stockholders. These individuals may have an interest in the Merger, including as a result of holding options or shares of Artesyn common stock. A list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement relating to these transactions that will be filed with the SEC.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties and may differ materially from actual future events or results. Undue reliance should not be placed on such forward-looking statements. Certain risks and uncertainties are identified in Artesyn’s periodic filings with the SEC, specifically the most recent Annual Report on Form 10-K, filed with the SEC on March 16, 2005. Some of these risk factors include, but are not limited to, operating in a volatile, competitive industry characterized by rapidly changing prices, technologies and demands associated with global manufacturing in foreign locations, dependence on a relatively small number of customers, dependence on and volatility of foreign sales, and technological changes which may render our existing products uncompetitive or obsolete. Any forward-looking statement made in this Current Report on Form 8-K is made as of the date of this Current Report on Form 8-K and should not be relied upon as representing Artesyn’s estimates as of any subsequent date. Artesyn assumes no obligation to update any such forward- looking statements. While Artesyn may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if estimates change. For a more detailed discussion of such risks and uncertainties, Artesyn strongly encourages you to review its SEC filings.

Item 8.01. Other Information

A copy of Artesyn’s and Emerson’s joint press release announcing the foregoing is attached hereto at Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits1

(c) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of February 1, 2006, by and between Artesyn Technologies, Inc., Emerson Electric Co. and Atlanta Acquisition Sub, Inc.

10.1	Form of voting agreements, dated as of February 1, 2006, by and between Emerson Electric Co. and certain stockholders of Artesyn Technologies, Inc.

99.1	Joint Press Release, dated as of February 2, 2006, by Artesyn Technologies, Inc. and Emerson Electric Co.

[1]	All schedules and exhibits to these Exhibits have been omitted in accordance with 17 CFR §229.601(b)(2). Artesyn will furnish supplementally a copy of all omitted schedules and exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESYN TECHNOLOGIES, INC.
(Registrant)
Dated: February 2, 2006
	By:	/s/ Gary Larsen
	Name:	Gary Larsen
	Title:	Chief Financial Officer, Vice President — Finance and Secretary

Exhibit Index2

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of February 1, 2006, by and between Artesyn Technologies, Inc., Emerson Electric Co. and Atlanta Acquisition Sub, Inc.

10.1	Form of voting agreements, dated as of February 1, 2006, by and between Emerson Electric Co. and certain stockholders of Artesyn Technologies, Inc.

99.1	Joint Press Release, dated as of February 2, 2006, by Artesyn Technologies, Inc. and Emerson Electric Co.

[2]	All schedules and exhibits to these Exhibits have been omitted in accordance with 17 CFR §229.601(b)(2). Artesyn will furnish supplementally a copy of all omitted schedules and exhibits to the SEC upon its request.